Exhibit 10.63

                              Dated 21 October 2005
                    ----------------------------------------

                            CARNIVAL CORPORATION                (1)
                                  as Guarantor

                                       and

                       THE ROYAL BANK OF SCOTLAND PLC           (2)
                               as Facilities Agent

                    ----------------------------------------
                                DEED OF GUARANTEE
                       in relation to a US$1,200,000,000,
                    (euro)400,000,000 and (pound)200,000,000
                             Multicurrency Revolving
                              Facilities Agreement
                    ----------------------------------------

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                                    Contents

Clause                                                                      Page

1      Interpretation ......................................................   1

2      Guarantee ...........................................................   2

3      Guarantor as Principal Debtor/Indemnity .............................   2

4      Interest ............................................................   2

5      Continuing Guarantee ................................................   3

6      Liability Unconditional .............................................   3

7      Demand ..............................................................   3

8      Waiver of Guarantor's Rights ........................................   3

9      Representations and Warranties ......................................   4

10     Certificates ........................................................   5

11     Settlements Conditional .............................................   5

12     Counterparts ........................................................   5

13     Assignment and references to Finance Party ..........................   5

14     Notices .............................................................   6

15     Invalidity ..........................................................   6

16     No Set-Off or Counterclaim ..........................................   7

17     No Implied Waivers, Remedies Cumulative .............................   7

18     Expenses ............................................................   7

19     Third Party Rights ..................................................   7

20     Additional Security .................................................   7

21     Governing Law and Jurisdiction ......................................   8

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THIS GUARANTEE is made by way of deed on 21 October 2005

BETWEEN:

(1) CARNIVAL CORPORATION a Panamanian corporation having its principal place of business at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida, 33178-2428 (the "Guarantor"); and

(2) THE ROYAL BANK OF SCOTLAND PLC a company registered in Scotland, with its registered office at 36 St Andrew Square, Edinburgh, EH2 2YB (the "Facilities Agent", which expression includes its successors and assigns for and on behalf of the Finance Parties).

WHEREAS:

(A) By a multicurrency revolving facilities agreement (the "Facilities Agreement") dated on or about the date of this Guarantee and made between
      (1) Carnival  Corporation,  (2)  Carnival  plc,  (3) the  subsidiaries  of
      Carnival Corporation and Carnival plc listed in Part 1 of Schedule 1 thereto, (4) Carnival Corporation and Carnival plc as guarantors, (5) Banc of America Securities Limited, Barclays Capital, BNP Paribas, J.P. Morgan plc, SANPAOLO IMI S.p.A and The Royal Bank of Scotland plc as mandated lead arrangers, (6) the financial institutions listed in Part 2 and Part 4 of Schedule 1 thereto as lenders (the "Original Lenders"), (7) The Royal Bank of Scotland plc as facilities agent and (8) the financial institutions listed in Part 5 of Schedule 1 thereto as fronting banks for the Bonds it was agreed that the Original Lenders would make available multicurrency revolving facilities of up to US$1,200,000,000,
      (euro)400,000,000 and (pound)200,000,000.

(B) The execution and delivery to the Facilities Agent of this Guarantee is one of the conditions precedent to the delivery of a Utilisation Request under the Facilities Agreement.

IT IS AGREED as follows:

1     Interpretation

1.1 Words and expressions defined in the Facilities Agreement shall have the same meaning when used in this Guarantee, except where the context otherwise requires or otherwise defined in this Guarantee.

1.2   In this Guarantee:

      "Facilities  Agreement"  means the  Facilities  Agreement  referred  to in
      Recital  (A),  and   includes  any  existing  or  future   amendments   or
      supplements, whether made with the Guarantor's consent or otherwise; and

      "Guaranteed  Amounts"  means  all  moneys,   obligations  and  liabilities
      expressed to be guaranteed by the Guarantor in Clause 2.1.

1.3 Clause 1.2 of the Facilities Agreement applies, with any necessary modifications, to this Guarantee.

2     Guarantee

2.1   The Guarantor hereby unconditionally and irrevocably:

2.1.1 guarantees to each Finance Party the punctual payment of all sums payable by Carnival plc to that Finance Party under the Finance
            Documents, including, without limitation, default interest payable under Clause 13.3 of the Facilities Agreement and payment upon any indemnity or otherwise; and

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2.1.2       undertakes to each Finance Party that if for any reason Carnival plc shall fail to pay any such sum or sums on its due date the Guarantor shall, within 5 Business Days after first written demand by the Facilities Agent, unconditionally pay such sum or sums to the Facilities Agent in the currency or currencies in which such sum or sums are payable under the relevant Finance Document.

3     Guarantor as Principal Debtor/Indemnity

3.1 If any sums expressed to be payable by Carnival plc under the terms of the Finance Documents are not recoverable from Carnival plc by reason of (a) any invalidity, unenforceability or illegality of a Finance Document or any provision thereof (b) any legal limitation or incapacity of Carnival plc or (c) as a result of such Finance Document or any provision thereof being or becoming void, voidable or unenforceable such sums shall nevertheless be recoverable by the Facilities Agent on behalf of the Finance Parties from the Guarantor as if it were principal debtor. The Guarantor agrees to indemnify the Finance Parties on demand in an amount equal to any loss or liability arising from any such invalidity, unenforceability, illegality, legal limitation or incapacity affecting any Finance Document or Carnival plc.

4     Interest

4.1 The Guarantor agrees to pay interest on each amount demanded of it hereunder from the date of demand until payment (as well after as before judgment) at the rate then applicable under the Facilities Agreement to the sums in respect of which such demand is made (or would be so applicable but for any legal or other limitation affecting Carnival plc), provided that under no circumstances will the Guarantor be liable for interest on the same amount both under this Clause 4.1 and under the Facilities Agreement.

5     Continuing Guarantee

5.1 The guarantee and indemnity constituted by this Guarantee shall continue in full force and effect until all sums whatsoever payable by Carnival plc under the Finance Documents have been finally and irrevocably paid in full, notwithstanding any intermediate payment or discharge or partial settlement or other matter.

6     Liability Unconditional

6.1 The Guarantor's liability under this Guarantee shall not be discharged, reduced or otherwise affected in any way by reason of (i) any of the Finance Parties giving Carnival plc time or any other concession, (ii) any composition, discharge, release or other variation of liability entered into with, or granted to Carnival plc, (iii) any of the Finance Parties taking, holding, varying, realising or not enforcing any other security for the liabilities of Carnival plc under the Facilities Agreement, (iv) any amendment, variation or waiver (however fundamental) of any provision of a Finance Document, (v) any legal limitation or incapacity relating to Carnival plc, (vi) the invalidity, illegality, non-provability or unenforceability of a Finance Document, (vii) any insolvency or similar proceedings or any other act or omission of any of the Finance Parties or any other circumstances which, but for this provision, might discharge the Guarantor.

7     Demand

7.1 The Facilities Agent shall not be entitled to make any demand on the Guarantor under Clause 2.1.2 for payment by the Guarantor of any sums payable by Carnival plc under any Finance Document unless such action has first been approved by the Majority Lenders.

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8     Waiver of Guarantor's Rights

8.1   Waiver

      The Guarantor shall, until all the Guaranteed Amounts have been finally and irrevocably paid, discharged or satisfied in full, exercise only in accordance with the Facilities Agent's instructions:

8.1.1 its rights of subrogation, contribution and indemnity against Carnival plc;

8.1.2 its right to take the benefit of, share in or enforce any security or other guarantee or indemnity for Carnival plc's obligations held by any of the Finance Parties; and

8.1.3       its   right  to  prove   or   claim  in   bankruptcy,   liquidation,
            administration or other insolvency proceedings of Carnival plc.

            Any amount obtained by the Guarantor in breach of this Clause 8 shall be held on trust for the relevant Finance Parties and paid to the Facilities Agent (on behalf of such Finance Parties) on demand.

8.2   Appropriations

      Until all amounts which may be or become payable by Carnival plc under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

8.2.1 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

8.2.2 hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Guarantee.

8.3   Immediate recourse

      The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Guarantee. This waiver applies irrespective of any provision of a Finance Document to the contrary.

9     Representations and Warranties

9.1   The Guarantor represents and warrants to each Finance Party that:

9.1.1 it is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation as a limited liability company and has the power to execute, deliver and perform its obligations under this Guarantee;

9.1.2 all necessary corporate action has been taken by it to authorise the execution, delivery and performance of this Guarantee and this Guarantee constitutes valid and legally binding obligations of the Guarantor enforceable in accordance with its terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

9.1.3 it has the power to own its assets and carry on its business as it is being conducted where a lack of such power would have a Material Adverse Effect;

9.1.4 the execution, delivery and performance of this Guarantee by the Guarantor will not contravene any existing law, regulation or authorisation to which it is subject, result in the breach of or default under any agreement or other instrument to which the Guarantor is a party or which is binding upon the Guarantor or its assets or contravene any provision of the Guarantor's constitutional documents;

9.1.5 its obligations under this Guarantee rank at least pari passu with all its other present unsecured and unsubordinated indebtedness with the exception of any obligations which are mandatorily preferred by law; and

9.1.6 the Guarantor has not taken any security from Carnival plc in relation to this Guarantee.

10    Certificates

10.1 A certificate of the Facilities Agent setting forth the amount of any sum due by the Guarantor and not then paid by Carnival plc and/or the Guarantor shall be conclusive evidence of such amount against the Guarantor in the absence of any manifest error.

11    Settlements Conditional

11.1 If any moneys paid to any Finance Party in reduction of the obligation of Carnival plc under a Finance Document have to be repaid by such Finance Party by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force or on any other ground, following such repayment the liability of the Guarantor under this Guarantee shall be computed as if such moneys had never been paid to such Finance Party at all.

12    Counterparts

12.1 This Guarantee may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which shall together constitute one and the same instrument.

13    Assignment and references to Finance Party

13.1 A Finance Party may assign its rights under and in connection with this Guarantee to the same extent as it may assign its rights under the Facilities Agreement.

13.2 This Guarantee shall remain in effect despite any amalgamation or merger (however effected) relating to a Finance Party.

13.3 References to a Finance Party shall be deemed to include any assignee or successor in title of such Finance Party and any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the relevant Finance Party under the Facilities Agreement or this Guarantee or to which under such laws the same have been transferred.

14    Notices

14.1 Any notice or demand to the Guarantor under or in connection with this Guarantee shall be given by letter or fax at:

      Carnival Corporation
      3655 NW 87th Avenue
      Miami, FL 33133 USA

      Fax No: + 1 (305) 406-6480
      Attention: Treasurer

      With a copy to:

      Carnival Corporation
      3655 NW 87th Avenue
      Miami, FL 33178, USA

      Fax No: + 1 (305) 406-4758
      Attention: General Counsel

      or to such other address which the Guarantor may notify to the Facilities Agent.

14.2 Clause 35 of the Facilities Agreement applies to any notice or demand under or in connection with this Guarantee but no notice may be served by email in connection with this Guarantee.

14.3 A demand under this Guarantee shall be valid notwithstanding that it is served on the date on which the amount to which it relates is payable by Carnival plc under the Facilities Agreement and a demand under this Guarantee may refer to all amounts payable under or in connection with the Facilities Agreement without specifying a particular sum or aggregate sum.

14.4 The Facilities Agent agrees to send to the Guarantor copies of all formal demands served on Carnival plc pursuant to the Facilities Agreement.

15    Invalidity

15.1 If any provision of this Guarantee is or becomes illegal, invalid, prohibited or unenforceable in any jurisdiction, such invalidity, illegality, prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the legality, validity or enforceability of such provision in any other jurisdiction.

16    No Set-Off or Counterclaim

16.1 All payments by the Guarantor hereunder shall be made in full, without set-off or counterclaim in immediately available, freely transferable, cleared funds for value on the date specified in the Facilities Agent's demand to the account notified to the Guarantor by the Facilities Agent.

16.2 If an Event of Default has occurred and is outstanding, a Finance Party may set off any matured obligation owed to it by the Guarantor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Guarantor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the relevant Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. The relevant Finance Party shall notify the Guarantor as soon as practicable after any set-off is effected under this Clause giving reasonable details of the amounts and accounts involved.

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17    No Implied Waivers, Remedies Cumulative

17.1 No failure or delay on the part of any of the Finance Parties to exercise any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by any of the Finance Parties of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Guarantee are cumulative and are not exclusive of any remedies provided by law.

18    Expenses

18.1 The Guarantor shall pay to each Finance Party on demand all legal fees and other costs, charges or expenses properly incurred by it in connection with the preservation of its rights under or enforcement of this Guarantee.

19    Third Party Rights

19.1 Any person other than any Finance Party who is not a party to this Guarantee shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

19.2 The Facilities Agent shall be entitled to exercise any and all rights and benefits under this Guarantee on behalf of each of the Finance Parties.

20    Additional Security

      This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

21    Governing Law and Jurisdiction

21.1 This Guarantee shall be governed by, and construed in accordance with, English law.

21.2 Subject to the provisions of this Clause 21, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Guarantee.

21.3  The Facilities Agent reserves the rights:

21.3.1 to commence proceedings in relation to any matter which arises out of or in connection with this Guarantee in the courts of any country other than England; and

21.3.2 to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

21.4 The Guarantor shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Guarantee.

21.5 Nothing in this Clause 21 shall exclude or limit any right which any Finance Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

21.6 In this Clause 21, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure.

THIS GUARANTEE has been duly executed as a deed on the date first written above.


EXECUTED as a DEED                      )       /s/ David Bernstein
On behalf of CARNIVAL CORPORATION       )       -------------------
By DAVID BERNSTEIN                      )
Name: DAVID BERNSTEIN                   )
Title: VICE PRESIDENT & TREASURER       )


SIGNED by MICHAEL IAN PORTER            )       s/ Michael Ian Porter
for and on behalf of                    )       ---------------------
THE ROYAL BANK OF SCOTLAND PLC          )
In the presence of:                     )


WITNESSED BY:
PAUL T. FLETCHER
s/ Paul T. Fletcher
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